Exhibit 99.B(28)(d)(xxiii)

FORM OF

AMENDED AND RESTATED SCHEDULE A

DATED [                      , 2012]

TO THE

INVESTMENT ADVISORY AGREEMENT DATED NOVEMBER 2, 2010

BETWEEN

FUNDVANTAGE TRUST AND GOTHAM ASSET MANAGEMENT, LLC

Series of FundVantage Trust

Formula Investing U.S. Value 1000 Fund

Formula Investing U.S. Value Select Fund

Formula Investing International Value 400 Fund

Formula Investing International Value Select Fund

Gotham Absolute Return Fund

FUNDVANTAGE TRUST

By:
Name:
Title:

GOTHAM ASSET MANAGEMENT, LLC

By:
Name:
Title:

A-1

FORM OF

AMENDED AND RESTATED SCHEDULE B

DATED [                    , 2012]

TO THE

INVESTMENT ADVISORY AGREEMENT DATED NOVEMBER 2, 2010

BETWEEN

FUNDVANTAGE TRUST AND GOTHAM ASSET MANAGEMENT, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets
Formula Investing U.S. Value 1000 Fund	0.75% (75 basis points)
Formula Investing U.S. Value Select Fund	0.85% (85 basis points)
Formula Investing International Value 400 Fund	0.85% (85 basis points)
Formula Investing International Value Select Fund	0.95% (95 basis points)
Gotham Absolute Return Fund	2.00% (200 basis points)

FUNDVANTAGE TRUST

By:
Name:
Title:

GOTHAM ASSET MANAGEMENT, LLC

By:
Name:
Title:

B-1